UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2017

LSB Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7677	73-1015266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma	73107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-4546

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2017, LSB Industries, Inc. (the “Company”) Jack E. Golsen, the Company’s Executive Chairman of the Board of Directors of the Company (the “Board”), informed the Board of his election to retire as Executive Chairman effective December 31, 2017 and, therefore, the Company has determined not to extend its employment agreement (the “Employment Agreement”) with Mr. Golsen beyond its current term expiring on December 31, 2017 (the “Retirement Date”) and, in accordance with the terms of the Employment Agreement, delivered a notice of non-renewal to Mr. Golsen. Mr. Golsen will remain a member of the Board and, following the Retirement Date, will have the title of Chairman Emeritus.

The Company and Mr. Golsen entered into a transition agreement on June 30, 2017 (the “Transition Agreement”) that will commence on January 1, 2018 and end upon the earlier of his death or a change in control as defined in the Transition Agreement (the “Term”). During the Term, Mr. Golsen will receive an annual cash retainer of $480,000 and an additional monthly amount equal to $4,400 to cover certain expenses. In accordance with the terms of the Transition Agreement, the Company will also reimburse Mr. Golsen for his COBRA premium costs for 18 months following the Retirement Date and, thereafter, will reimburse him for the cost of coverage under Medicare Part B and D medical insurance until his death. Effective as of the Retirement Date, the existing severance agreement between Mr. Golsen and the Company will terminate. In consideration for his services to the Company, including as Chairman Emeritus, the Company will pay Mr. Golsen a one-time payment equal to $2.32 million upon the consummation of a change in control that occurs prior to his death.

The description of the Transition Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Transition Agreement, dated June 30, 2017, by and between Jack E. Golsen and LSB Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSB INDUSTRIES, INC.

Date: June 30, 2017	By:	/s/ Michael J. Foster
	Name:	Michael J. Foster
	Title:	Senior Vice President, General Counsel and Secretary